               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form SB-2 Registration Statement of Caravan Acquisition Corporation (a Development Stage Company) our report as of the year ended December 31, 2000 and for the period from March 24, 1999 (inception) to December 31, 2000, dated February 8, 2001, relating to the financial statements of Caravan Acquisition Corporation (a Development Stage Company) which appear in such Form SB-2 and to the reference to our Firm under the heading "Experts" in the prospectus.


                                    WEINBERG & COMPANY, P.A.
                                    Certified Public Accountants

Boca Raton, Florida
March 23, 2001